EXHIBIT 23.1

                Consent of KPMG Peat Marwick LLP,
            Independent Certified Public Accountants
                 Consent of Independent Auditors


The Board of Directors and Stockholders
Specialized Health Products International, Inc.

     We consent to the use of our report dated April 28, 1995, on the consolidated financial statements of Specialized Health
Products International, Inc. and subsidiary included herein and to the reference to our Firm under the headings "Selected
Financial Data: and "Experts" in the Prospectus.

                                   /s/ KPMG Peat Marwick, LLP

Salt Lake City, Utah
December 5, 1995